Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

Elizabeth Stern, Director and Managing Counsel

The Bank of New York Mellon

240 Greenwich Street, Floor 18

New York, New York 10286

(212) 815-2421

(Name, address and telephone number of agent for service)

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of obligor as specified in its charter)

Curaçao	52-0684746
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Schlumberger Limited 42 rue Saint-Dominique Paris, France	75007

5599 San Felipe, 17th Floor Houston, Texas	77056

62 Buckingham Gate London, United Kingdom	SW1E 6AJ

Parkstraat 83, The Hague The Netherlands	2514 JG
(Address of principal executive offices)	(Zip code)

SCHLUMBERGER FINANCE CANADA LTD.

(Exact name of obligor as specified in its charter)

Alberta	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

200, 125 - 9th Avenue S.E. Calgary, Alberta Canada	T2G OP6
(Address of principal executive offices)	(Zip code)

Senior Debt Securities of Schlumberger Finance Canada Ltd.

Guarantees of Senior Debt Securities of Schlumberger Finance Canada Ltd. by Schlumberger Limited

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1511

Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429

3501 N. Fairfax Drive Arlington, VA 22226

The Clearing House Association, L.L.C.	450 West 33rd Street New York, NY 10001

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligors.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligors, neither obligor is an affiliate of the trustee.

3-15.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under indentures under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

The following exhibits are to be filed as a part of the statement of eligibility of The Bank of New York Mellon. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	The existing By-Laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-235558.)

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of September 2020.

THE BANK OF NEW YORK MELLON

By:	/s/ Laurence J. O’Brien
Laurence J. O’Brien
Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2020, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,962,000
Interest-bearing balances	129,364,000
Securities:
Held-to-maturity securities	43,910,000
Available-for-sale securities	106,742,000
Equity securities with readily determinable fair values not held for trading	63,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,823,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	27,370,000
LESS: Allowance for loan and lease losses	272,000
Loans and leases held for investment, net of allowance	27,098,000
Trading assets	5,353,000
Premises and fixed assets (including capitalized leases)	3,058,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,683,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	6,967,000
Other assets	14,936,000

Total assets	357,961,000

LIABILITIES
Deposits:
In domestic offices	191,267,000
Noninterest-bearing	75,420,000
Interest-bearing	115,847,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	117,087,000
Noninterest-bearing	5,988,000
Interest-bearing	111,099,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,352,000
Securities sold under agreements to repurchase	3,229,000
Trading liabilities	2,904,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,295,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	10,297,000

Total liabilities	329,431,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,520,000
Retained earnings	16,474,000
Accumulated other comprehensive income	-599,000
Other equity capital components	0
Total bank equity capital	28,530,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	28,530,000

Total liabilities and equity capital	357,961,000

I, Emily Portney, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Emily Portney
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors